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                                                                   Exhibit 10.64

                               PLIANT CORPORATION
                              1475 WOODFIELD AVENUE
                                    SUITE 700
                           SCHAUMBURG, ILLINOIS 60173

                                       September 9, 2003

Mr. Jack E. Knott
73 Brinker Road
Barrington Hills, Illinois 60010

Dear Mr. Knott:

     As you have been previously notified in writing, Pliant Corporation, a Utah corporation (the "Company"), terminated you from your positions as an employee, officer, manager and member of the Company, its subsidiaries and their respective affiliates, effective as of August 22, 2003 (the "Termination Date"). You subsequently resigned your positions as a director and manager from the Company's and its subsidiaries' boards of directors, board of managers and all similar bodies. Such termination was a "Termination Without Cause" (as such term is defined in the Employment Agreement dated as of May 31, 2000 (as amended or modified, the "Employment Agreement"), between you and the Company). The Company will provide you with a complete copy of your personnel file. The Company confirms that you have resigned as Chairman of the Flexible Packaging Association. Capitalized terms used herein and not otherwise defined herein shall have their respective meanings as set forth in the Employment Agreement.

     1. In compliance with the terms of the Employment Agreement, you are entitled to the following:

          a. the unpaid portion of your current Base Salary ($512,000) provided for in Section 2(a) of the Employment Agreement, computed on a pro rata basis to the Termination Date;

          b. continued payment (at the intervals in effect prior to the Termination Date) of your current Base Salary for the 12-month period following the Termination Date, payable as set forth, and subject to, the terms of the Employment Agreement;

          c. $44,819 payable as the annual portion of the Company's Management Incentive Plan for the year-ended December 31, 2002, payable in such installments as is generally the policy of the Company;

          d. reimbursement of any expenses for which you have not been reimbursed as provided in Section 2(f) of the Employment Agreement, within ten (10) days following the ADEA Release Date (as defined on the signature page hereto);

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          e. continued participation in the Company's comprehensive medical and dental plan for the 12-month period following the Termination Date, with COBRA continuation coverage commencing at the expiration of such 12-month period on the terms set forth in Section 5(a)(v) of the Employment Agreement; and

          f. all of the benefits (without duplication of the foregoing) set forth in Section 5(d) of the Employment Agreement (including, but not limited to, all accrued vacation pay).

     2. Provided that you countersign this letter agreement and comply now and at all times after the date hereof with the terms and provisions of this letter agreement and any other agreements in effect between or among you and the Company, its subsidiaries and/or its affiliates and/or any other parties, each as in effect from time to time:

          a. it shall be deemed that you were "Terminated without Cause" from your positions as an employee, officer, manager and member of the Company, its subsidiaries and their respective affiliates and that you resigned your positions as a director and manager from the Company's and its subsidiaries' boards of directors, board of managers and all similar bodies, in each case, effective as of the Termination Date; and

          b. in addition to the benefits set forth in paragraph 1 above, you shall be entitled to the following:

          (i) the Company agrees that it shall not exercise its rights pursuant to Section 6(a) of the Employment Agreement to repurchase any Shares (other than pursuant to the Restricted Stock Purchase Agreement dated May 31, 2000 (the "RSA"), between the Company and you) held by you until the earlier to occur of
                (x) August 22, 2005 and (y) a Sale of the Company (as defined in the Stockholders' Agreement);

          (ii) an extension of the date of termination of your Vested Option Rights (as defined in the Company's 1998 Stock Option Plan) to August 22, 2005;

          (iii) payments of the amounts specified in paragraph 1(c) within ten
                (10) days following the ADEA Release Date; and

          (iv) a cash payment of $50,000, payable within ten (10) days following the ADEA Release Date.

     3. As of the Termination Date you acknowledge that the termination of your employment and other positions with the Company, its subsidiaries and their respective affiliates is valid and effective and effected in accordance with applicable law, on a basis consistent and in compliance with the Employment Agreement.

     4. You acknowledge and agree that as of the date hereof, you do not own or have the right to own any Capital Stock (as hereinafter defined) of the Company other than (a) 1,292 Time Vested Shares (as defined in the RSA), all of which have fully vested, (b) 6,458 Performance Vested Shares (as defined in the RSA), 1,291 of which have vested and 5,167 of

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which are being repurchased by the Company, (c) options to purchase 8,902 shares of the Company's common stock, all of which have vested, (d) 229 shares of the Company's Series A Preferred Stock and (e) 232 shares of the Company's common stock (the shares of Capital Stock and options specified in clauses (a) through (e) collectively, the "Owned Stock"). You hereby acknowledge and agree that you have not sold, transferred, disposed of, granted any lien, encumbrance or security interest to any person or entity in any Capital Stock of the Company (including the Owned Stock) and no person or entity has acquired an interest therein by law, contract or otherwise. After the date hereof, you shall not own any interest in the Company or any of its subsidiaries or affiliates, whether in the nature of common stock, options or warrants for common stock, convertible indebtedness, capital stock, equity appreciation rights, phantom stock or similar rights (collectively, "Capital Stock") or any indebtedness of any such entity other than the Owned Stock.

     5. a. In consideration of the foregoing provisions of this letter, including the benefits granted by the Company in paragraphs 1 and 2 hereof, as applicable, the sufficiency of which is hereby acknowledged, you, for yourself, your successors, assigns, heirs, executors and administrators or any entity controlled by the foregoing (individually and collectively, the "Releasors"), hereby release and forever discharge the Company, its affiliates, subsidiaries, divisions, shareholders, members, predecessors, directors, employees, managers, partners, officers, agents, and attorneys, past and present and/or each of their respective successors, assigns, heirs, executors, partners, affiliates and administrators (individually and collectively, the "Releasees") from any and all manner of action, claims, suits, causes of action, rights, dues, accounts, bonds, bills, debts, sums of money, contracts, controversies, omissions, agreements, promises, variances, trespasses, damages, liabilities, executions, judgments, and demands whatsoever, in law, admiralty, or equity which the Releasors ever had, now have, or hereafter can, shall or may have against the Releasees, whether or not now known, for, upon, or by reason of any matter, cause, or thing whatsoever from the beginning of time through the date hereof, but excluding only those obligations under this letter agreement (the "Released Claims").

        b. The Released Claims include, without limitation, any facts or circumstances arising out of or in any way connected with, or relating to, your employment or relationship with the Company, or any of its subsidiaries or affiliates or the termination thereof, including but not limited to, breach of contract, defamation, impairment of economic opportunity, intentional infliction of emotional harm or distress or any other tort, discrimination, harassment and/or retaliation on account of age, sex, sexual orientation, race, color, religion, marital status, disability, height, weight, national original, or any other classification recognized under any law, or violations of the Civil Rights Act of 1866, as amended, the Civil Rights Act of 1964, as amended, the Civil Rights Act of 1991, as amended, the Age Discrimination in Employment Act of 1967, as amended (the "ADEA"), the Americans With Disabilities Act of 1990, the Rehabilitation Act of 1973, as amended, the Older Workers Benefit Protection Act, as amended, the Medical Leave Act of 1993, as amended, or any other United States federal, state, local, or municipal constitution, statute, ordinance, executive order, regulation, or the common law relating to employment or employment discrimination, or claims growing out of any legal restrictions on the rights of the Releasees to discharge their employees, that the Releasors now have or claim to have, or which the Releasors heretofore had, or which the Releasors may have or claim to have at any time hereafter, and the Releasors expressly waive any and all remedies that may be available thereunder.

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        c. You hereby agree to indemnify, defend and hold harmless all of the
Releasees with respect to any and all losses, costs, liabilities, expenses and damages (including attorney's and advisor's fees) in any way related to any claims asserted against any Releasees (including third party claims), in connection with any Released Claim or any breach by you of your obligations under any agreement with any of the Releasees or their affiliates, including this letter agreement, your Employment Agreement and the RSA and you hereby covenant not to commence, prosecute, pursue or give any aid (unless compelled to do so by legal process) in connection with, any action or proceeding against any of the Releasees with respect to any of the Released Claims, or any other claims.

        d. YOU EXPRESSLY ACKNOWLEDGE THAT THE BENEFITS PROVIDED BY THE COMPANY HEREUNDER IN PARAGRAPH 2(b) AND THE OTHER AGREEMENTS HEREUNDER CONSTITUTE ADEQUATE AND SUFFICIENT CONSIDERATION FOR THE FOREGOING RELEASE AND INDEMNITY.

     6. You hereby agree to cooperate with the Company, its subsidiaries, their respective affiliates and their counsel, at the expense of the Company, in response to their reasonable requests with respect to any matter (including any audit, tax proceeding, litigation, investigation or governmental proceeding) which relates to matters over which you may have knowledge, information or expertise. Such cooperation shall include (without limitation) appearing from time to time at the offices of the Company or its counsel for conferences and interviews and in general providing the Company and its counsel with the full benefit of your knowledge with respect to any such matters; provided that any such requests from the Company or its counsel are reasonable and do not unreasonably interfere with your other professional or personal obligations.

     7. a. ALL PROVISIONS OF ALL AGREEMENTS WHICH YOU HAVE ENTERED INTO WITH THE COMPANY AND/OR ITS SUBSIDIARIES AND/OR AFFILIATES THAT BY THEIR TERMS SURVIVE THE TERMINATION OF YOUR EMPLOYMENT WITH THE COMPANY (INCLUDING, WITHOUT LIMITATION, SECTION 6 ("REPURCHASE OF SHARES"), SECTION 7 ("NONDISCLOSURE AND NONUSE OF CONFIDENTIAL INFORMATION"), SECTION 8 ("INVENTIONS AND PATENTS") AND
SECTION 9 ("NON-COMPETE, NON-SOLICITATION, NON-DISPARAGEMENT") OF YOUR EMPLOYMENT AGREEMENT; AND SECTION 2 ("REPURCHASE OPTION") OF THE RSA) SHALL REMAIN IN FULL FORCE AND EFFECT IN ACCORDANCE WITH THEIR TERMS.

        b. AFTER THE TERMINATION DATE, THE COMPANY AND ITS SUBSIDIARIES AND AFFILIATES SHALL HAVE NO FURTHER OBLIGATION TO YOU UNDER THE EMPLOYMENT AGREEMENT OR ANY OTHER AGREEMENT (OTHER THAN AS EXPLICITLY SET FORTH IN, OR OTHERWISE MODIFIED BY, THIS AGREEMENT).

     8. This letter agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York applicable to contracts made and to be performed wholly therein. Each of the parties hereto consents to the exclusive jurisdiction of the

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state and federal courts whose jurisdiction and venue includes New York, New
York in connection with the resolution of any action arising as a result of the breach by any of the parties hereto of any of the provisions hereunder

     9. THE PARTIES HERETO SHALL AND THEY HEREBY DO WAIVE TRIAL BY JURY OF ANY AND ALL CLAIMS, ACTIONS, PROCEEDINGS OR COUNTERCLAIMS BROUGHT BY ANY OF THE PARTIES HERETO AGAINST THE OTHER PARTIES ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LETTER AGREEMENT.

     10. Whenever possible, each provision of this letter agreement will be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this letter agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, and such invalid, illegal or otherwise unenforceable provisions shall be null and void. It is the intent of the parties, however, that any invalid, illegal or otherwise unenforceable provisions be automatically replaced by other provisions which are as similar as possible in terms to such invalid, illegal or otherwise unenforceable provisions but are valid, legal and enforceable to the fullest extent permitted by law.

     11. This letter agreement contains the entire agreement between the parties with respect to the subject matter contained herein. This letter agreement may be amended only by an agreement in writing signed by the parties hereto. This letter agreement may be executed in separate original or facsimile counterparts, each of which shall be deemed an original document but both of which shall constitute but one agreement.

     12. The parties to this letter agreement have read this letter agreement and have had the opportunity to review the same with their chosen legal and financial counsel.

     13. You hereby agree that you shall not, and shall not permit any other person or entity to, disclose the existence, terms or contents of this letter agreement to anyone (except your attorneys, financial advisor and spouse after apprising such persons of the confidential nature thereof or as shall be required by law) without obtaining the prior written consent of the Company, which consent shall not be unreasonably withheld. In the event that any of the Releasors is required by subpoena or order, judgment or decree of a court of competent jurisdiction or similar adjudicatory tribunal to disclose the existence, terms or contents of this letter agreement, the Releasors shall, prior to such disclosure, promptly notify the Company in writing to enable the Company the opportunity to seek a protective order or other appropriate remedy. The Releasors shall cooperate and use their reasonable efforts to assist the Company in obtaining such protective order or other appropriate remedy.

     14. The Company shall respond to inquiries from third parties relating to your status as a former employee of the Company in accordance with the following statement (or statements of similar effect): "The board was not satisfied with Pliant's financial performance and decided to change its senior management. Therefore, Jack Knott was terminated without cause."

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     15. The Company hereby notifies you, for purposes of Sections 6(a) and 6(b)
of the Employment Agreement, that it is currently legally prevented from making any repurchase of Capital Stock owned or held by the Executive Group (other than pursuant to the RSA), it being understood that the Company shall not be obligated to consummate any of the transactions referenced in Sections 6(a) or 6(b).

     16. You hereby represent and warrant to the Company that you have returned any and all of the Company's (and any of its subsidiaries' or affiliates') property (including all automobiles, computers, keys, credit cards, identification tags, documents and other proprietary material) and all other materials required to be returned under the terms of Section 10 of the Employment Agreement and applicable law.

                                     *******

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                                       Sincerely yours,

                                       PLIANT CORPORATION

                                   By: /s/ Brian Johnson
                                       -----------------------------------------
                                       Name:  Brian Johnson
                                       Title: Executive Vice President and CFO


     My signature below indicates that I have been advised that I have at least 21 calendar days to consider that part of this letter agreement that releases any claims I may have under the ADEA, and that I have been advised to consult with an attorney prior to executing this letter agreement. I understand that for a period of seven calendar days following my release of any claims under the ADEA, I may revoke that portion of the release. Accordingly, the release herein shall not become effective with respect to any claims under the ADEA until seven calendar days after execution of this letter agreement (the "ADEA Release Date"). In the event that prior to the ADEA Release Date I elect not to release any claims I have under the ADEA or revoke any such release, then this letter agreement, and all of its terms shall become null and void as of the date hereof, and my employment with the Company shall be deemed to have been terminated without cause as of August 22, 2003 in accordance with terms of the Employment Agreement. Lastly, my signature below indicates that I have carefully read and reviewed this letter agreement, that I fully understand all of its terms and conditions and that I have not relied upon any representations by the Company, or any of its respective affiliates, employees or agents concerning the terms of this letter agreement, and that I execute and deliver this letter agreement freely and voluntarily.


/s/ Jack Knott
------------------------
Jack E. Knott

Dated: September 9, 2003